Exhibit 10.2
ANCELUX TOPCO S.C.A.
EQUITY INCENTIVE PLAN

(as amended and restated effective September 10, 2015)
1.Purpose.
The purpose of the Plan is to assist the Company to attract, retain, incentivize and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing such participating individuals with a proprietary interest in the performance of the Company. The Company believes that this incentive program will cause participating officers, employees, consultants and non-employee directors to increase their interest in the welfare of the Company, its Subsidiaries and Affiliates and to align those interests with those of the shareholders of the Company, its Subsidiaries and Affiliates.
2.    Definitions.
For purposes of the Plan:
2.1    “Affiliate” shall mean with respect to any entity, any entity that the Company, either directly or indirectly through one or more intermediaries, is under common control with, is controlled by or controls, each within the meaning of the Securities Act.
2.2    “Award” shall mean, individually or collectively, the grant of an Option or Restricted Share Unit, or either or both of them.
2.3    “Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.4    “Board” shall mean the board of managers of the Manager.
2.5    “Cause” shall mean (a) if a Participant is a party to an employment or a severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such employment or severance agreement, or (b) if a Participant is not a party to an employment or severance agreement with the Company or one of the Subsidiaries in which “cause” is defined, (i) the Participant’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether of the United States or any state thereof or any similar non-U.S. law to which the Participant may be subject, (ii) the Participant’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of the Subsidiaries or the performance of the Participant’s duties, (iii) the Participant’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary at which he or she is employed or provides services, or the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary at which he or she is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have an adverse effect (other than a de minimis adverse effect) on the business or financial condition of the Company, (iv) the Participant’s violation of his or her employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the Participant is subject or (v) the Participant’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries.
2.6    “Change in Capitalization” means any increase or reduction in the number of shares underlying Investor Interests, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Investor Interests, a change in value) in the Investor Interests (including any change in shares underlying Investor Interests) or any exchange of Investor Interests (or shares) for a different number or kind of shares or other securities of the Company or another entity, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or any similar corporate event or transaction.

2.7    “Change in Control” means (i) the direct or indirect sale, transfer or conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries (taken as a whole) to any Person (or group of Persons acting in concert); (ii) the consummation of any transaction or related series of transactions (including any merger, share purchase, recapitalization, redemption, issuance of capital stock or consolidation) the result of which is that any Person (or group of Persons acting in concert) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any similar provision) of a majority of the economic interest in the Company; or (iii) any transaction or series of related transactions which results in (A) the Permira Funds ceasing to have the ability to elect a majority of the members of the Board or (B) the shareholders of the Company immediately before such transaction or series of related transactions owning (together with their Affiliates) securities representing 50% or less of the combined voting power of the outstanding voting securities of the entity surviving or resulting from such transaction or series of related transactions.
2.8    “Class A Share” has the meaning set forth in the Shareholders Agreement.
2.9    “Code” means the U.S. Internal Revenue Code of 1986, as amended.
2.10    “Committee” means the Operating Committee of Ancestry.com LLC, its Compensation Committee or its designee. The Committee shall administer the Plan and perform the functions set forth herein. If the Board elects, or if at any time no Committee has been specified, the Committee shall mean the Board.
2.11    “Company” means Ancelux Topco S.C.A., a Luxembourg société en commandite par actions, governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 174.036 and managed by Ancelux S.à r.l, a société à responsabilité limitée, having its registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 174.035.
2.12     “Corporate Transaction” means (a) a merger, consolidation, reorganization, recapitalization or other similar change in the Company’s capital stock, (b) a liquidation or dissolution of the Company or (c) a Change in Control.
2.13    “Director” means a member of the Board or a member of the board of directors or operating committee of any Subsidiary.
2.14    “Disability” means (a) if a Participant is a party to an employment agreement with the Company or one of the Subsidiaries in which “disability” is defined, the occurrence of any circumstances defined as “disability” in such employment agreement, or (b) if a Participant is not a party to an employment agreement with the Company or one of the Subsidiaries in which “disability” is defined, permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Participant shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing provisions of this Section 2.14, in the event any award is considered to be “non-qualified deferred compensation” as that term is defined under Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
2.15    “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.
2.16    “Effective Date” means March 18, 2013.
2.17    “Eligible Individual” means any of the following individuals: (a) any director, officer, employee of the Company or any of its Subsidiaries, (b) any individual to whom the Company or one of its Subsidiary has extended a formal, written offer of employment, and (c) any consultant or advisor of the Company or one of its Subsidiaries.
2.18    “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
2.19    “Fair Market Value” means, as of any date: (i) if the Investor Interests are not listed on a nationally recognized stock exchange, the value of such Investor Interests on that date, as determined by the Committee in its good faith discretion, subject to any appraisal rights of the Participant under the Shareholders Agreement, or (ii) if the Investor Interests are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Investor Interests as reported on the principal nationally recognized stock exchange on which the Investor Interests traded on such date, or if no Investor Interest prices are reported on such date, the closing price of the Investor Interests on the next preceding date on which there were reported Investor Interests prices.
2.20    “Investor Interest” means an interest in the Company consisting of one Ordinary Share and one share of each class of Class A Shares, in each case to the extent that shares of such class remain outstanding.

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2.21    “Manager” means Ancelux S.à r.l, a société à responsabilité limitée.
2.22    “MIV” means Anvil MIV LLC, a Delaware limited liability company.
2.23    “Option” means an option to purchase Investor Interests in the Company.
2.24    “Option Price” means the price at which Investor Interests may be purchased pursuant to an Option.
2.25    “Ordinary Share” has the meaning set forth in the Shareholders Agreement.
2.26    “Participant” means an Eligible Individual to whom an Award has been granted under the Plan.
2.27    “Permira Funds” means Anvilux 1 S.à r.l., a société à responsabilité limitée organized and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 172.397 and Anvilux 2 S.à r.l., a société à responsabilité limitée organized and existing under the laws of Grand Duchy of Luxembourg, having its registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 172.429.
2.28    “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
2.29    “Plan” means this Ancelux Topco S.C.A. Equity Incentive Plan, as amended from time to time.
2.30    “Plan Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 10 hereof.
2.31    “Restricted Share Units” or “RSUs” means rights granted to an Eligible Individual under Section 6 representing a number of hypothetical Investor Interests.
2.32    “Securities Act” means the U.S. Securities Act of 1933, as amended.
2.33    “Shareholders Agreement” means that certain Shareholders Agreement, dated as of December 28, 2012, by and among the Company and certain other parties thereto providing terms applicable to Investor Interests of the Company, as may be amended from time to time.
2.34    “Subsidiary” means any corporation (or other legal entity) which is a subsidiary corporation (or would be a subsidiary corporation if such entity were a corporation) within the meaning of Section 424(f) of the Code with respect to the Company.
2.35    “Termination”, “Terminated” or “Terminates” shall mean, (a) with respect to a Participant that is an employee, the date such Participant ceases to be employed by the Company and its Subsidiaries, (b) with respect to a Participant that is a consultant, the date such Participant ceases to provide services to the Company and its Subsidiaries or (c) with respect to a Participant that is a non-employee Director, the date such Participant ceases to provide services to the Board or the board of directors or operating committee of any of the Company’s Subsidiaries, in each case, for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an Award Agreement, (a) if a Participant is both an employee and a Director and Terminates as an employee but remains as a non-employee Director, the Participant will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a Director, and (b) if a Participant that is an employee or a non-employee Director ceases to provide services in such capacity and becomes a consultant, the Participant will thereupon be deemed to have been Terminated.
3.    Administration.
3.1    Committees; Procedure. The Plan shall be administered by the Committee, which shall hold meetings when it deems necessary and shall keep minutes of its meetings. The Committee shall have all of the powers necessary to enable it to carry out its duties under the Plan properly, including the power and duty to construe and interpret the Plan, to determine all questions arising under it and to delegate some or all of its duties to an officer of the Company or any of its Subsidiaries. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretations and determinations shall be final, binding and conclusive upon all Persons. The Committee may also establish, from time to time, such regulations, provisions, procedures, and conditions regarding the Awards and granting of Awards, which in its opinion may be advisable in administering the Plan. The acts of a majority of the total membership of the Committee at any meeting, or the acts approved in writing by all of its members, shall be the acts of the Committee.
3.2    Board Reservation. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.

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3.1    Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:
(a)    select those Eligible Individuals to whom Awards shall be granted under the Plan, the number of Investor Interests in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan and other applicable law, and otherwise make the Plan fully effective;
(b)    construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with any applicable provision of the Code;
(c)    determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a Termination for purposes of the Plan;
(e)    cancel, with the consent of the Participant or as otherwise permitted under the terms of the Plan, outstanding Awards;
(f)    exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(g)    generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.
3.2    Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Persons who receive, or are eligible to receive Awards (whether or not such Persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the Eligible Individuals to receive Awards under the Plan and the terms and provision of Awards under the Plan. All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Company, its Subsidiaries, the Participants and all other persons having any interest therein. Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.3    Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
4.    Investor Interests Subject to the Plan; Grant Limitations.
4.1    Aggregate Number of Investor Interests Authorized for Issuance. Subject to adjustment pursuant to Section 9 of the Plan, the aggregate number of Investor Interests that may be made the subject of Options and RSUs granted under the Plan shall not exceed 613,710 (which Investor Interests, as of the Effective Date, represented an aggregate of 4,909,680 shares of the Company and, as of May 2, 2014, represent 3,682,260 shares of the Company).
4.2    Calculating Investor Interests Available. The Committee shall determine the appropriate method for determining the number of Investor Interests available for grant as Options under the Plan, subject to the following:
(a)    Except as provided in Section 4.2(b), the number of Investor Interests available under this Section 4 for the granting of further Awards shall be reduced by the number of Investor Interests in respect of which the Award is granted or denominated.
(b)    Any Investor Interests related to an Award granted under this Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Investor Interests shall again be available for award under this Plan.

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(c)    Any Investor Interests tendered (i) to pay the Option Price of an Option granted under this Plan or (ii) to satisfy tax withholding obligations associated with an Option granted under this Plan, shall not become available again for grant under this Plan.
5.    Options.
5.1    Authority of Committee. The Committee may grant Options to Eligible Individuals in accordance with the Plan. The terms and conditions of each Option grant shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.
5.2    Option Price. The Option Price or the manner in which the exercise price is to be determined for Investor Interests under each Option shall be determined by the Committee and set forth in the Award Agreement; provided, however, that the exercise price per Investor Interest under each Option shall not be less than the greater of (i) the nominal value of the shares underlying each Investor Interest and (ii) 100% of the Fair Market Value of an Investor Interest on the date the Option is granted.
5.3    Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, further, however, that unless the Committee provides otherwise, an Option may, upon the death of the Participant prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Participant’s death, even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the period within which the Option may be exercised (including following a Participant’s Termination), but in no event shall the period be extended to a date that is later than the earlier of the latest date on which the Option could have been exercised and the 10th anniversary of the date of grant of the Option.
5.4    Vesting. The Committee shall determine and set forth in the applicable Award Agreement the time or times at which an Option shall become vested and exercisable. To the extent not exercised, vested installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5    Method of Exercise. The exercise of an Option shall be made only by giving notice in the form and to the Person designated by the Company, specifying the number of Investor Interests subject to the Option to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The Option Price shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee or set forth in an Award Agreement, in the form of other property (including Investor Interests). Any Investor Interests transferred to or withheld by the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the Option to the Company, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
5.6    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Investor Interests subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered the Investor Interests (if certificated) to the Participant, (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a holder of record on the books of the Company and (d) the Participant shall have entered into the Shareholders Agreement.
6.    Restricted Share Units.
6.1    Authority of Committee. The Committee may grant awards of RSUs to Eligible Individuals. The terms and conditions of each RSU grant shall be set forth in an Award Agreement. Each such Award Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.
6.2    Payment of Awards. Each RSU shall represent the right of the Participant to receive a payment upon vesting of the RSU or on any later date specified by the Committee of an amount equal to the Fair Market Value of one Investor Interest as of the date the RSU becomes vested or such other date as determined by the Committee at the time the RSU was granted. The Committee may, at the time an RSU is granted, provide a limitation on the amount payable in respect of each RSU. The Committee may provide for the settlement of RSUs in cash or with Investor Interests having a Fair Market Value equal to the amount to which the Participant has become entitled, or a combination thereof. To the extent that the Committee chooses to settle RSUs in the form of Investor Interests, the nominal value associated with any shares underlying the Investor Interests will be paid up by an Affiliate or Subsidiary of the Company (or a successor to any such entity) on behalf of the Participant.

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6.3     Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Investor Interests issuable pursuant to any RSU unless and until (a) the Company shall have issued and delivered the Investor Interests (if certificated) to the Participant, (b) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a holder of record on the books of the Company and (c) the Participant shall have entered into the Shareholders Agreement.
7.    Contribution of Investor Interests. Immediately following a Participant’s receipt of one or more Investor Interests pursuant to the terms of the Plan and any Award Agreement, such Participant shall be required to contribute the Investor Interest(s) to the MIV in exchange for an equivalent number of units in the MIV. Such contribution shall be effected pursuant to the terms of a contribution agreement in a form to be provided by the MIV at the time of grant of the Award or at the time of contribution.
8.    Effect of a Termination; Transferability.
8.1    Termination. The Award Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon Termination, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or at anytime thereafter, and which terms and conditions may include provisions regarding the treatment of an Award in the event of a Termination by reason of a divestiture of any Subsidiary or Division or other assets of the Company or any Subsidiary.
8.2     Transferability of Awards and Investor Interests.
(a)    Non-Transferability of Awards. Except as set forth in Section 8.2(c) or (d) or as otherwise permitted by the Committee and as set forth in the applicable Award Agreement, either at the time of grant or at anytime thereafter, no Award shall be (i) sold, transferred or otherwise disposed of, (ii) pledged or otherwise hypothecated or (iii) subject to attachment, execution or levy of any kind; and any purported transfer, pledge, hypothecation, attachment, execution or levy in violation of this Section 8.2 shall be null and void.
(b)    Restrictions on Investor Interests. The Committee may impose such restrictions on any Investor Interests acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable U.S. federal securities laws, restrictions under the requirements of any stock exchange or market upon which such Investor Interests are then listed or traded and restrictions under any blue sky or state securities laws applicable to such Investor Interests.
(c)    Transfers by Will or by Laws of Descent or Distribution. Any Award may be transferred by will or by the laws of descent or distribution; provided, however, that (i) any transferred Award will be subject to all of the same terms and conditions as provided in the Plan and the applicable Award Agreement; and (ii) the Participant’s estate or beneficiary appointed in accordance with this Section 8.2(c) will remain liable for any withholding tax that may be imposed by any U.S. federal, state or local tax authority.
(d)    Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid or who may exercise any rights of the Participant under any Award granted under the Plan in the event of the Participant’s death before he or she receives any or all of such benefit or, if applicable, exercises such Award. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits under Award Agreements remaining unpaid at the Participant’s death and rights to be exercised following the Participant’s death shall be paid to or exercised by the Participant’s estate.

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9.    Adjustment upon Changes in Capitalization.
9.1    In the event of a Change in Capitalization, the Committee shall make an equitable adjustment to each Investor Interest subject to an Award such that no dilution or enlargement of benefits or potential benefits occurs. To the extent any such Change in Capitalization includes an exchange of Investor Interests, each such Investor Interest then subject to each Award shall be adjusted to the number and class of shares into which each such outstanding Investor Interest shall be exchanged such that no dilution or enlargement of the benefits occurs, all without change in the aggregate purchase price, if any, for the Investor Interests then subject to each Award. Action by the Committee pursuant to this Section 9.1 may include adjustment to any or all of: (i) the number and type of Investor Interests (or other securities or other property) that thereafter may be made the subject of Awards or be delivered under the Plan; (ii) the number and type of Investor Interests (or other securities or other property) subject to outstanding Awards; (iii) the purchase price or exercise price of an Investor Interest under any outstanding Award or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments the Committee determines to be equitable. The Company may, in its sole discretion, satisfy any cash-based obligations relating to adjustments made pursuant to this Section 9.1 by assigning such obligations to a direct or indirect Subsidiary or Affiliate.
9.2    Any such adjustment pursuant to Section 9.1(a)  shall be made (i) with respect to any Award that is not subject to Section 409A or Section 457A of the Code, in a manner that would not subject the Award to Section 409A or Section 457A of the Code, as applicable, and (ii) with respect to any Award that is subject to Section 409A or Section 457A of the Code, in a manner that complies with Section 409A or Section 457A of the Code, as applicable, and all regulations and other guidance issued thereunder.
9.3    If, by reason of a Change in Capitalization, pursuant to an Award Agreement, a Participant shall be entitled to, or shall be entitled to exercise an Option with respect to, new, additional or different Investor Interests or other securities of the Company or any other entity, such new, additional or different Investor Interests or other securities, as the case may be, shall thereupon be subject to all of the conditions and restrictions which were applicable to the Investor Interests subject to the Award prior to such Change in Capitalization.
10.    Effect of Certain Transactions.
10.1    Except as otherwise provided in the applicable Award Agreement, in the event of a Corporate Transaction, all outstanding Options and unvested RSUs shall terminate upon the consummation of the Corporate Transaction, unless provision is made in connection with such transaction, in the sole discretion of the Committee or the parties to the Corporate Transaction, for the assumption or continuation of such Awards by, or the substitution for such Awards with new awards of stock options, stock appreciation rights or other equity-based compensation of the surviving, or successor or resulting entity, or a parent or subsidiary thereof, with such adjustments as to the number and kind of shares or other securities or property subject to such new awards, option and stock appreciation right exercise or base prices, and other terms of such new awards as the Committee or the parties to the Corporate Transaction shall agree. In the event that provision is made in writing as aforesaid in connection with a Corporate Transaction, the Plan and the unvested RSUs and unexercised Options theretofore granted or the new awards substituted therefor shall continue in the manner and under the terms provided in such writing. Notwithstanding the foregoing, except as otherwise provided in the applicable Award Agreement, vested Options (including those Options that would become vested upon the consummation of the Corporate Transaction) shall not be terminated upon the consummation of the Corporate Transaction unless holders of affected Options are provided either (i) a period of at least fifteen (15) calendar days prior to the date of the consummation of the Corporate Transaction to exercise the Options or (ii) payment (in cash or other consideration upon or following the consummation of the Corporate Transaction, or, to the extent permitted by Section 409A of the Code, on a deferred basis) in respect of each Investor Interest covered by the Option being cancelled in an amount equal to the excess, if any, of the per Investor Interest price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option. For the avoidance of doubt, if the amount determined pursuant to the foregoing is zero or less, the affected Option may be cancelled without any payment therefor.
10.2    Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(a)    cause any or all unvested Options to become fully vested and immediately exercisable (as applicable) and/or provide the holders of such Options a reasonable period of time prior to the date of the consummation of the Corporate Transaction to exercise the Options;

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(b)    with respect to unvested Options that are terminated in connection with the Corporation Transaction, provide the holders thereof a payment (in cash and/or other consideration) in respect of each Investor Interest covered by the Option being terminated in an amount equal to all or a portion of the excess, if any, of the per Investor Interest price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith) over the Option Price of the Option, which may be paid in accordance with the vesting schedule of the Option as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A of the Code, at such other time or times as the Committee may determine.
(c)    with respect to unvested RSUs, provide to the holders thereof a payment (in cash and/or other consideration) in respect of each Investor Interest covered by the RSU being terminated in an amount equal to all or a portion of the per Investor Interest price to be paid or distributed to shareholders in the Corporate Transaction (the value of any non-cash consideration to be determined by the Committee in good faith), which may be paid in accordance with the vesting schedule of the RSU as set forth in the applicable Award Agreement, upon the consummation of the Corporate Transaction or, to the extent permitted by Section 409A of the Code, at such other time or times as the Committee may determine.
10.3    Without limiting the generality of the foregoing or being construed as requiring any such action, in connection with any such Corporate Transaction the Committee may, in its sole and absolute discretion, cause any of the following actions to be taken effective upon or at any time prior to any Corporate Transaction (and any such action may be made contingent upon the occurrence of the Corporate Transaction):
(a)    Notwithstanding anything to the contrary, the Committee may, in its sole discretion, provide in the transaction agreement or otherwise for different treatment for Awards held by different Participants and, where alternative treatment is available for a Participant’s Awards, may allow the Participant to choose which treatment shall apply to such Participant’s Awards; or
(b)    Any action permitted under this Section 10 may be taken without the need for the consent of any Participant. To the extent a Corporate Transaction also constitutes a Change in Capitalization and action is taken pursuant to this Section 10 with respect to an outstanding Award, such action shall conclusively determine the treatment of such Award in connection with such Corporate Transaction notwithstanding any provision of the Plan to the contrary (including Section 9).
(c)    The Committee may require a Participant to return a letter of transmittal or similar acknowledgment as a condition to receiving any payment in respect of his or her Awards in connection with a Corporate Transaction, in which case any Participant who has not returned any such letter or similar acknowledgment within the time period established by the Committee for returning any such letter or similar acknowledgement shall forfeit his or her right to any payment and his or her associated Awards may be cancelled without any payment therefor.
11.    Interpretation.
All Awards granted under the Plan are intended either not to be subject to Section 409A or Section 457A of the Code or, if subject to Section 409A or Section 457A of the Code, to be administered, operated and construed in compliance with Section 409A or Section 457A of the Code, as applicable, and all regulations and other guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Option) to cause the Plan or any Award granted hereunder to comply with Section 409A or Section 457A of the Code and all regulations and other guidance issued thereunder or to not be subject to Section 409A or Section 457A of the Code. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A or Section 457A of the Code and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
12.    Termination and Amendment of the Plan or Modification of Awards.
12.1    Effective Date and Duration of the Plan. The Plan shall be effective on the Effective Date. The Plan shall terminate on the Plan Termination Date and no Award shall be granted after that date. The applicable terms of the Plan and any terms and conditions applicable to Awards granted prior to the Plan Termination Date shall survive the termination of the Plan and continue to apply to such Awards.
12.2    Plan Amendment or Plan Termination. The Board may earlier terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

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(a)    no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Investor Interests which he or she may have acquired through or as a result of the Plan; and
(b)    to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the shareholders of the Company in accordance with applicable law, regulation or exchange requirement.
12.3    Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.
13.    Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
14.    Limitation of Liability.
As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a)    give any Person any right to be granted an Award other than at the sole discretion of the Committee;
(b)    give any Person any rights whatsoever with respect to Investor Interests except as specifically provided in the Plan;
(c)    limit in any way the right of the Company or any of its Subsidiaries to terminate the employment of or the provision of services by any Person at any time; or
(d)    be evidence of any agreement or understanding, express or implied, that the Company will pay any Person at any particular rate of compensation or for any particular period of time.
15.    Regulations and Other Approvals; Governing Law.
15.1    Except as to matters of Luxembourg law or U.S. federal law, the Plan and the rights of all Persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Utah without giving effect to conflicts of laws principles thereof.
15.2    Compliance with Law.
(a)    The obligation of the Company to sell or deliver Investor Interests with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable U.S. federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.
(b)    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.
(c)    Each grant of an Award and the issuance of Investor Interests in settlement of the Award is subject to compliance with all applicable U.S. federal, state and non-U.S. law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Investor Interests issuable pursuant to the Plan is required by any securities exchange or under any U.S. federal, state or non-U.S. law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Investor Interests, no Awards shall be or shall be deemed to be granted or payment made or Investor Interests issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

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15.3    Transfers of Investor Interests Acquired Under the Plan. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event that the disposition of Investor Interests acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Investor Interests shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Investor Interests pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Investor Interests, to represent and warrant to the Company in writing that the Investor Interests acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Investor Interests shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
16.    Miscellaneous.
16.1    Forfeiture Events; Clawback. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, clawback or recoupment upon the occurrence of certain specified events or as required by law, in addition to any otherwise applicable forfeiture provisions that apply to the Award.
16.2    Multiple Agreements. The terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Eligible Individual.
16.3    Withholding of Taxes. The Company or any of its Subsidiaries may withhold from any payment of cash or distribution of Investor Interests to a Participant or other person under the Plan an amount or number of Investor Interests sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Company or any of its Subsidiaries shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Company or any of its Subsidiaries to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. In addition, if approved by the Committee, a Participant may elect to (i) have withheld a portion of the Investor Interests then issuable to him or her, or (ii) surrender Investor Interests owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes. If the Participant elects to have withheld a portion of the Investor Interests then issuable to him or her, the Investor Interests withheld shall not be an amount in excess of the employer’s minimum statutory withholding requirements.
16.4    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Investor Interests to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

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ANNEX A
(Provisions Applicable to Securities Issued in California)
To the extent not in accordance with the foregoing, the following shall govern all Options granted and securities sold to residents of California:

1.	Options shall be exercisable for not more than 120 months from the date the option is granted.

2.
Options granted or securities sold pursuant to the plan shall not be transferred other than by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the Securities Act of 1933, as amended (17 C.F.R. 230.701).

3.
The number of securities purchasable pursuant to any option and the exercise price thereof, and the number of securities allocated to any person under the plan, shall be proportionately adjusted in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification or other distribution of the issuer’s equity securities without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the option or purchase right.

4.
Unless the grantee’s employment is terminated for cause as defined by applicable law, the right to exercise the option in the event of termination of employment, to the extent that the optionee is entitled to exercise on the date employment terminates, shall continue until the earlier of the option expiration date or (1) at least 6 months from the date of termination if termination was caused by death or disability, or (2) at least 30 days from the date of termination if termination was caused by other than death or disability.

5.
The Plan must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within twelve (12) months before or after the date the Plan is adopted, or (2) prior to or within twelve (12) months of the issuance of any security under the Plan in California. Any security issued to any person in California before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.

6.	No options may be granted or security sold more than 10 years from the date the plan is adopted or the date the plan is approved by the issuer’s security holders, whichever is earlier.